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                                 EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Twin Disc, Incorporated on Form S-8 (Twin Disc, Incorporated 1988 Incentive Stock Option Plan and Twin Disc, Incorporated 1988 Non-Qualified Stock Option Plan for Officers, Key Employees and Directors) of our reports dated July 28, 1995, on our audits of the consolidated financial statements and financial statement schedule of Twin Disc, Incorporated as of June 30, 1995 and 1994 and for the years ended June 30, 1995, 1994 and 1993, which reports are incorporated in this Annual Report on Form 10-K.




                         COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
September 15, 1995